Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR IMMEDIATE RELEASE

Aircastle to Announce First Quarter 2017 Earnings on May 4, 2017

Stamford, CT. April 20, 2017 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that it plans to release its first quarter financial results for the period ended March 31, 2017 on May 4, 2017 before the market opens.

In connection with the earnings release, management will host an earnings conference call on Thursday, May 4, 2017 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investor Relations section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 300-2343 (from within the U.S. and Canada) or (719) 325-2170 (from outside of the U.S. and Canada) ten minutes prior to the selected start and referencing the passcode “5337956”.

A webcast of the conference call will be available to the public on a listen only basis at http://www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to the earnings release an accompanying presentation will be posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 3:00 P.M. Eastern time on Saturday, June 3, 2017 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “5337956”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2016, Aircastle owned and managed on behalf of its joint ventures 206 aircraft leased to 71 customers located in 36 countries.

Contacts:

Aircastle Advisor LLC	The IGB Group
Frank Constantinople, SVP Investor Relations	Leon Berman
Tel: +1-203-504-1063	Tel: +1-212-477-8438
fconstantinople@aircastle.com	lberman@igbir.com

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited